Exhibit 99.4

March 8, 2006

Contact:

Chris Paterson

President and CEO

954-769-3714

PATIENT INFOSYSTEMS ANNOUNCES 2006 OUTLOOK

Company Forecasts Revenues of $60 Million to $70 Million and

EBITDA from Continuing Operations of $3.5 Million To $5 Million

For the Twelve Months Ending December 31, 2006

Coral Springs, FL, March 8, 2006 – Patient Infosystems, Inc. (OTCBB: PATY) (“CareGuide/Patient Infosystems” or the “Company”), a disease management/care management company, today announced its outlook for the twelve months ending December 31, 2006, which consists of a combination of the last quarter of the company’s fiscal year ending March 31, 2006 and the nine months ending December 31, 2006. The Company stated its belief that progress in pursuing synergies, cross-sales and other business opportunities made possible by its recent merger with CCS Consolidated, Inc. d/b/a CareGuide (“CareGuide”) would result in an improvement in EBITDA from continuing operations for the combined company during 2006.

On January 25, 2006, Patient Infosystems completed the merger, as a result of which CareGuide became a wholly owned subsidiary of Patient Infosystems. Because the former CareGuide stockholders received approximately 63% of the voting stock of the combined company, the merger is being accounted for as a reverse acquisition, with CareGuide being considered the acquiring company. As a result, the historical financial statements of CareGuide are the financial statements of the combined company, and the results of operations of Patient Infosystems are incorporated in the combined company’s results of operations beginning with the closing of the merger. Therefore, the forecasts for the twelve months ending December 31, 2006 include the anticipated impact of the merger after January 25, 2006.

CareGuide/Patient Infosystems President and Chief Executive Officer Chris Paterson said, “CareGuide/Patient Infosystems is already seeing the benefits of having a full continuum of disease management and care management products that resulted from combining our two organizations. Few other companies in the marketplace offer the breadth of services that we do, and we believe that as a result of a disciplined approach to focusing on profitable relationships, exiting contracts that do not contribute to margin, and building a pipeline of new customers attracted by our unique, end-to-end offering – as well as the efficiencies associated with merging the two companies – CareGuide/Patient Infosystems is positioned to begin achieving profitable operations during 2006.”

The Company stated that it is making steady progress in integrating CareGuide’s and Patient Infosystems’ operations, which it anticipates will lead to substantial savings through reductions in administrative expenses and centralization of operations. In addition, as a combined, end-to-end population health management company, CareGuide/Patient Infosystems has already been successful in renewing a key state contract, winning a new account with a major health plan and positioning itself as a finalist for a large corporate account.

OUTLOOK FOR 2006

CareGuide/Patient Infosystems is providing a range of estimates for revenues and earnings before interest, taxes, depreciation and amortization (“EBITDA”) from continuing operations, for the twelve months ending December 31, 2006 as follows:

Twelve Months Ending December 31, 2006 (guidance)
Revenues	$60M to $70M
EBITDA from continuing operations (1)	$3.5M to $5M

(1) EBITDA from continuing operations is not calculated in accordance with, or an alternative for, generally accepted accounting principles. See the detailed reconciliation of EBITDA from continuing operations (non-GAAP) guidance to earnings from continuing operations (GAAP) guidance included elsewhere in this press release.

The difference between the low and high end of the CareGuide/Patient Infosystems estimates relates to the timing and the acquisition of new contracts and the implementation dates of the corresponding business. Additionally, the EBITDA estimates may be negatively affected by higher medical loss ratios than expected, unfavorable adjustments to current business volume, an adverse outcome related to a dispute in a former business relationship, and any delay in realizing synergies associated with the merger. The EBITDA from continuing operations estimates include the effects of an expected nonrecurring performance bonus of $1.2 million.

According to Paterson, “As with any newly merged company, there are several unknowns in our forecast, causing us to give a range of potential results for 2006. However, even if many of the potential favorable events are not realized in 2006, we still expect to see a significant improvement in EBITDA from continuing operations relative to what either of these merged companies historically were able to produce independently. We have put together a very strong management team that we believe will drive the success of this company.”

Separately, the company announced that Chris Paterson and CareGuide/Patient Infosystems Chief Financial Officer, Glen Spence, will be making a presentation about the company at the Cowen & Co. 26th Annual Health Care Conference in Boston, MA at the Marriott Copley Place on March 9, 2006 at 8:50 a.m. The webcast of the presentation can be accessed through the following link:

http://www.corporate-ir.net/ireye/confLobby.zhtml?ticker=PATY&item_id=1216377

ABOUT CAREGUIDE/PATIENT INFOSYSTEMS

CareGuide and Patient Infosystems have merged to create a uniquely positioned, single-source provider of information-based health and care management services. The company's technology platform translates population data into actionable information, leading to targeted interventions tailored to the individual.  The company’s multidisciplinary care management teams are focused on consistent execution of physician-guided evidence-based care planning, producing optimal health outcomes by empowering individuals and connecting a fragmented health care support system. Services include care management (telephonic and onsite), utilization management, disease management, complex care management, health risk assessments, maternity management, a 24-hour nurse help line, a smoking cessation program and provider quality improvement services.  Any combination of available services can be fully integrated with one another or carved out to enhance a client's existing plan design.

Visit www.careguide.com and www.ptisys.com for more information.

Reconciliation of Earnings from Continuing Operations Guidance, GAAP Basis,

to EBITDA from Continuing Operations Guidance, non-GAAP Basis

(In thousands)

(Unaudited)

	Twelve Months Ended December 31, 2006

	Low	High

Earnings from continuing operations guidance, GAAP basis	$ 1,500	$ 3,200
Income tax expense	-	-
Interest expense, net	600	400
Depreciation and amortization	1,400	1,400

EBITDA from continuing operations guidance, non-GAAP basis (1)	$ 3,500	$ 5,000

(1) EBITDA from continuing operations is a non-GAAP financial measure. This measure is not calculated in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. Patient Infosystems believes that the presentation of EBITDA guidance, when shown in conjunction with guidance for the corresponding GAAP measure of earnings from continuing operations, provides useful information to management and investors regarding the financial and business trends relating to its results of operations Additionally, for its internal budgeting purposes and for evaluating the company’s performance, Patient Infosystems’ management uses financial statements that exclude income tax expense, interest expense and depreciation and amortization expense, as applicable, in addition to the corresponding GAAP measures.

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Statements contained in this press release that are not historical facts, including information about management's view of the combined company's future expectations, plans and prospects, the benefits provided by the services offered by each of the two companies, the prospects for success of the merger and the combination of the two companies, such as expected synergies and expanded revenue opportunities, guidance as to future revenues, earnings from continuing operations and EBITDA, the expected future interest expenses, expected income tax expenses, and expected depreciation and amortization expenses, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend” and “will” or similar expressions are intended to identify forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with the combined company's financial condition, the continued use of the combined company’s services by its existing customers at current or increased levels, significant concentration of the combined company’s revenues with a limited number of customers, higher than expected utilization rates and/or medical loss ratios for contracts in which the combined company accepts risk, higher than expected penalty payments in connection with the delay in the effectiveness of the registration statement related to the resale of shares of the combined company’s common stock issued in the company’s 2005 PIPE financing, an adverse outcome in the company’s current dispute with a former customer, the combined company’s ability to increase its business and revenue base, the combined company’s ability to sell its products, the combined company’s ability to compete with competitors, the growth of the healthcare market, the failure to achieve projected operating efficiencies, higher than expected non-cash compensation charges related to the implementation of Statement of Financial Accounting Standards No. 123(R) and unfavorable variances in interest rates and financing terms, as well as other factors that are discussed in Patient Infosystems’ Annual Report on Form 10-KSB for the year ended December 31, 2004 and in the Form 8-K/A filed with the SEC on March 8, 2006, as well as other documents filed by Patient Infosystems with the Securities and Exchange Commission.